UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 13, 2006

COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Nevada	Commission File Number:	01-0668846
(State of other jurisdiction of Incorporation or organization	000-51044	(I.R.S. Employer Identification No.)

400 South 4th Street, Suite 215, Las Vegas, Nevada 89101

(Address of principal executive offices)

(702) 878-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 28, 2006, Community Bancorp (the “Company”) and Valley Bancorp (“Valley”) entered into an Agreement to Merge and Plan of Reorganization (the “Agreement”), under which the Company would acquire Valley and its wholly-owned subsidiary, Valley Bank.

Pursuant to the terms of the Agreement, the merger was completed as of the close of business on October 13, 2006, and Valley merged with and into the Company, with Community Bancorp being the surviving entity. Immediately thereafter, Valley Bank was merged with and into Community Bank of Nevada.

The transaction is valued at $137.4 million, including cancellation of options for Valley Bancorp stock. Valley stockholders received $46.00 per share in cash, shares of Community common stock, or a combination of cash and stock subject to an aggregate consideration mix of 75% stock and 25% cash. Valley stockholders received $46.00 per share, as the average closing price for Community’s stock for the 20 trading days ending three days prior to closing was valued at $31.69, which is between $28.26 and $34.54 per share, as outlined in the Agreement. The exchange ratio was 1.4516 share of the Company’s common stock per Valley common share. Accordingly, the Company is paying $32.5 million in cash and issuing 3,078,633 shares of the Company’s common stock in exchange for all outstanding Valley shares. Cash will be paid in lieu of any fractional shares of the Company’s common stock in an amount based on a price of $31.69 per share of the Company’s common stock.

There were no material relationships between Valley, its officers, shareholders or employees and Community Bancorp and subsidiaries, its officers, shareholders or employees, other than in respect to the transaction.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) As provided in the Agreement, effective October 13, 2006, Dan H. Stewart was added to the Company’s board of directors.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements required by this item are incorporated by reference and are included in the Company’s S-4 Registration Statement, originally filed on August 18, 2006, as amended on August 31, 2006.

(b) Pro forma financial information required by this item are incorporated by reference and are included in the Company’s S-4 Registration Statement, originally filed on August 18, 2006, as amended on August 31, 2006.

(c) Not applicable.

(d) Exhibits.

2	Agreement to Merge and Plan of Reorganization, dated June 28, 2006 (incorporated by reference from Community Bancorp’s Registration Statement on Form S-4 No. 333-136746, previously filed with the SEC).

23.1	Consent of McGladrey & Pullen, LLP

99.1	Press Release dated October 13, 2006

99.2	Press Release dated October 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006

Community Bancorp

By:	/s/ Edward M. Jamison
Edward M. Jamison
President, Chief Executive Officer